UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2013

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2013, Crumbs Bake Shop, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with Michael Serruya relating to the potential sale by the Company of not less than $10.0 million aggregate principal amount of its senior unsecured convertible promissory notes (the “Notes”) to a company controlled by the Serruya family and other accredited investors in a private placement transaction (the “Transaction”).

The Term Sheet obligates the Company and Mr. Serruya to use their good faith best efforts to negotiate, finalize, execute and deliver definitive agreements relating to the Transaction (the “Definitive Agreements”). Accordingly, no assurance can be given that the parties will enter into the Definitive Agreements. Further, the consummation of the Transaction would be subject to various conditions, including, without limitation, that the Company has received the approval of The NASDAQ Stock Market for the listing of the shares of common stock that could be issued pursuant to the Notes and that the Company does not experience a material adverse change prior to the closing of the Transaction. As such, there can be no assurance that the Company will consummate the Transaction and raise the capital contemplated thereby. The Company intends to file a press release describing the Transaction if and when it is consummated.

The Term Sheet requires the Company, regardless of whether the Transaction is consummated, to reimburse Mr. Serruya for his costs and expenses incurred in connection with the Transaction, up to a maximum of $75,000. The Term Sheet also sets forth the material terms that would govern the Transaction, as follows:

•	The Notes would be convertible into shares of the Company’s common stock at any time by the holders thereof at an initial conversion price of $2.50 per share (the “Conversion Price”).

•	The Notes would have a maturity date that is five years from the date of issuance (the “Closing Date”).

•	At any time after the first anniversary of the Closing Date, the Company would have the right to prepay the Notes, in whole or in part, subject to a 25% prepayment premium and an obligation to pay all accrued but unpaid interest and late charges.

•	Interest on the unpaid principal balance of the Notes would accrue at the rate of 7.0% per annum and would be payable quarterly in arrears. So long as the Company has an effective resale registration statement on file with the Securities and Exchange Commission (the “SEC”) covering the shares that could be issued pursuant to the Notes, the Company would have the option to pay interest by issuing a number of shares of common stock (“Interest Shares”) equal to the interest being paid divided by the Conversion Price, provided that (i) the amount of interest to be paid would be calculated at the rate of 10.0% per annum and (ii) if the aggregate market value of the Interest Shares on the payment date is less than the interest being paid, then the Company would be obligated to make up the difference in cash. In the event of a default under the Notes, interest would accrue at the rate of 18.0% per annum.

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•	The Notes would be unsecured, but would be senior to all other indebtedness of the Company except for obligations owed to landlords under leases and indebtedness that is outstanding as of the Closing Date.

•	Upon a change in control of the Company that occurs at any time between the Closing Date and the third anniversary of the Closing Date, a change in control premium, computed on the unpaid principal balance, would be added to the balance due under each Note and each holder could either convert the Note or require the Company to pay the Note in full. The premium would be 15.0% if the change in control were to occur on or before the first anniversary of the Closing Date, 10.0% if the change in control were to occur between the first and second anniversaries of the Closing Date, and 5.0% if the change in control were to occur between the second and third anniversaries of the Closing Date.

•	Notwithstanding the conversion features and the Company’s right to pay interest in Interest Shares, each Note holder would be prohibited from converting its Note and the Company would be prohibited from issuing shares of common stock to such holder in an amount that would cause such holder to beneficially own more than 9.99% of the number of shares then outstanding.

•	At the closing of the Transaction, the Company would be obligated to pay a $200,000 corporate finance fee to Delavaco Capital, Inc.

•	The Company would be required, within 30 days of the Closing Date, to file a registration statement with the SEC covering the resale of the shares into which the Notes could be converted and use its best efforts to cause such registration statement to be declared effective within 90 days after the Closing Date (or 120 days in the event the SEC reviews the registration statement). If the Company were to fail to comply with its registration obligations, it would incur cash penalties.

•	For so long as Mr. Serruya holds a Note (the “Representation Period”), the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Nominating Committee”) would be obligated to nominate Mr. Serruya for election to the Board at each meeting of the Company’s stockholders at which directors are to be elected and the Board would be obligated to recommend to stockholders that he be so elected. In the event that Mr. Serruya could not satisfy all legal and corporate governance requirements regarding service as a director or if his nomination and recommendation would cause the Nominating Committee or the Board to breach a fiduciary duty, then Mr. Serruya would have the right to designate a qualified person for nomination and recommendation. Any failure by the Nominating Committee or the Board to satisfy their respective nomination and recommendation obligations with respect to Mr. Serruya or his designee would constitute an event of default under the Notes.

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The Term Sheet will terminate upon the parties’ execution and delivery of a definitive securities purchase agreement relating to the Transaction. In addition, the Term Sheet may be terminated as follows: (i) by the mutual written agreement of the Company and Mr. Serruya; (ii) by either the Company or Mr. Serruya in the event the parties are unable to agree on the terms of the Definitive Documents, unless the parties’ inability to agree on the terms of the Definitive Agreement is the result of a breach of the Term Sheet by the terminating party; (iii) by either the Company or Mr. Serruya in the event that the other party is in breach of the Term Sheet and such breach cannot be, or shall not have been, remedied within 30 days after receipt by the breaching party of written notice specifying the nature of such breach and requesting that it be remedied; (iv) by Mr. Serruya, by written notice to the Company, in the event of a Material Adverse Change after the date of the Term Sheet; and/or (v) by either the Company or Mr. Serruya, by written notice to the other party, if the parties fail to execute and deliver a definitive securities purchase agreement by April 30, 2013, unless the parties’ failure to execute and deliver a definitive securities purchase agreement is the result of a breach of the Term Sheet by the terminating party. For purposes of item (iv), the term “Material Adverse Change” means, with respect to the Company and subject to customary exceptions, a change, circumstance or effect that materially and adversely affects (a) the assets, financial condition, results of operations or prospects of the Company and its consolidated subsidiaries, taken as a whole, or (b) the authority or ability of the Company to consummate the Transaction.

The foregoing information is intended only as a summary and is qualified in its entirety by reference to the Term Sheet. The Company has filed a copy of the Term Sheet as Exhibit 10.1 to this report to provide investors with information regarding its terms. The filing of the Term Sheet is not intended to provide any other factual or financial information about the Company, Mr. Serruya or any other person. The agreements contained in the Term Sheet were made only for purposes of the Term Sheet and as of a specific date; were solely for the benefit of the parties to the Term Sheet; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the agreements or other terms contained in the Term Sheet or any description thereof as characterizations of the actual state of facts or condition of the Company, Mr. Serruya or any other person. Moreover, information concerning the subject matter of the agreements and other terms may change after the date of the Term Sheet, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Depending on the terms of the Definitive Agreements and the closing bid price of the Company’s common stock at the time the parties sign a securities purchase agreement relating to the sale of the Notes, the Company’s stockholders may be required under the rules of NASDAQ to approve the issuance of common stock upon conversion of the Notes and the issuance of common stock in payment of interest under the Notes.  In that case, the Company would expect that the Definitive Agreements would obligate the Company to use its best efforts to obtain such approval.

The Notes and the shares of common stock that may be issued under the Notes will be offered and, if the Transaction is contemplated, sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder to a group of previously identified accredited investors. The offer and sale of the Notes and the underlying shares of common stock have not been, and will not be, registered under the Securities Act. If issued pursuant to the Transaction, neither the Notes nor the underlying shares of common stock may be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from such registration. This report does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Notes or the underlying shares of common stock in any jurisdiction in which an offer, solicitation or sale thereof would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This notice is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

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This Item 1.01 contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers of this report should be aware of the speculative nature of forward-looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning the Company’s strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the Company may not successfully negotiate the Definitive Agreements; the risk that the Company may not consummate the Transaction because the conditions to closing cannot be satisfied; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Company’s obligations to comply with applicable laws, government regulations and rules and standards of The NASDAQ Stock Market; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Item 2.02. Results of Operation and Financial Condition.

On April 11, 2013, the Company issued a press release describing its financial results for the quarter ended December 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: April 12, 2013	By:	/s/ John D. Ireland
John D. Ireland
Senior Vice President & Chief
Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Binding Term Sheet, dated as of April 11, 2013, by and between Crumbs Bake Shop, Inc. and Michael Serruya (filed herewith).

99.1	Press release dated April 11, 2013 (furnished herewith).

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